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                                                                       Exhibit 5

                        [Palmer & Dodge LLP letterhead]


Telephone: (617) 573-0100                              Facsimile: (617) 227-4420
                                  May 1, 1998
Genzyme Transgenics Corporation
Five Mountaine Road
Framingham, MA  01701

Ladies & Gentlemen:

         We are rendering this opinion in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by Genzyme Transgenics Corporation (the "Company") with the Securities and Exchange Commission (the "Commission")ounderLtheetterhead] Securities Act of 1933, as amended, on or about the date hereof. The Registration Statement relates to shares of the Company's Common Stock, $0.01 par value to be offered at an aggregate purchase price not to exceed $12,000,000 (the "Shares"). We understand that the Shares are to be offered and sold in the manner described in the Registration Statement.

         We have acted as your counsel in connection with the preparation of the Registration Statement. We are familiar with the proceedings of the Board of Directors (the "Board") on April 30, 1998 in connection with the authorization, issuance and sale of the Shares. We have examined such other documents as we consider necessary to render this opinion.

         Based upon the foregoing, and subject to the assumptions and qualifications hereinafter stated, we are of the opinion that the Shares have been duly authorized and, when both (A) the Board has taken any additional corporate action, if necessary, to approve the issuance of the shares of Common Stock with respect to a particular offering of such shares, and (B) such shares of Common Stock have been issued in accordance with the applicable definitive purchase agreement executed and delivered by a duly authorized officer of the Company and the purchasers identified therein upon payment of the consideration therefor (not less then the par value of the Common Stock), then such shares of Common Stock will be validly issued, fully paid and non-assessable.

         The opinion expressed above is subject to the following assumptions:

         (1) a Prospectus Supplement will have been prepared and filed with the Commission describing the terms of the particular offering of such shares of Common Stock offered thereby and will comply with all applicable laws;


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Genzyme Transgenics Corporation
May 1, 1998
Page 2



         (2) the Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; and

         (3) the total number of Shares sold under the Registration Statement will not exceed the shares authorized and available for issuance under the Company's Restated Articles of Organization, as amended, in effect on the date hereof.

         We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference to our firm under the caption "Legality of Common Stock" in the Prospectus filed as part thereof.

                                Very truly yours,


                             /s/ Palmer & Dodge LLP

                               Palmer & Dodge LLP